UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2024

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

450 Clark Dr., Budd Lake, NJ  07828

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	EMKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 3, 2024, EMCORE Corporation (the “Company”) received a written notice (the “Default Notice”) from HCP-FVI, LLC, as administrative agent for the lenders (the “Agent”), under that certain Credit Agreement, dated August 9, 2022 (together with all forbearances, amendments and modifications prior to the date hereof, the “Credit Agreement”) by and among the Company, the domestic subsidiaries of the Company from time to time party thereto (together with the Company, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and the Agent, that an alleged Event of Default (as defined in the Credit Agreement) has occurred.

The Default Notice specifies that certain defaults have occurred under the Credit Agreement due to the Borrowers’ failure to (i) comply with certain covenants set forth in that certain Forbearance Agreement and Second Amendment to Credit Agreement, dated April 29, 2024, entered into by and among the Borrowers, the Agent and the Lenders (the “Forbearance Agreement”), and (ii) deliver to the Agent and Lenders material sufficient to determine whether the Borrowers are in compliance with certain covenants set forth in the Forbearance Agreement.

In the Default Notice, the Agent stated that the loans under the Credit Agreement would continue to accrue interest at the default rate of 18% due to the additional default alleged in the Default Notice. The Default Notice further states that the Agent is not waiving any of Lenders’ rights or remedy available under the Credit Agreement.

The Default Notice is in addition to the notices received by the Company from the Agent on each of June 14, 2024 (the “Original Notice”) and June 21, 2024, pursuant to which the Agent specified that, in the Agent’s view, certain other defaults have occurred under the Credit Agreement, and does not amend or replace such notices in any respect.

The Company responded to the Original Notice advising the Agent that the Company believes that no default or event of default under the Credit Agreement existed in connection with the alleged defaults described in the Original Notice. The Company is engaged in good faith discussions with the Agent regarding mechanisms to address the notices and prevent such an event in the future.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the Company’s belief regarding whether certain defaults or events of default have occurred, discussions with the Agent to address the notices and the resolution of the matters thereunder, and the timing of any of the foregoing. These forward-looking statements are based on management’s current beliefs, intentions and expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to the Company’s assumptions related to any of the alleged defaults or events of default and the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023, filed with the Securities and Exchange Commission (the “SEC”) on December 27, 2023, and subsequent reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report on Form 8-K. Any such forward-looking statements represent management’s beliefs, intentions and expectations as of the date of this Current Report on Form 8-K. While the Company may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

	By:	/s/ Tom Minichiello
	Name:	Tom Minichiello
July 10, 2024	Title:	Chief Financial Officer